Exhibit 10.16


                               Capital Trust, Inc.
                   Second Amended and Restated 1997 Long-Term
                              Incentive Stock Plan

                                DIRECTOR RETAINER

                     Deferral Election Form for Stock Units
                                  -------------

        This deferral election ("Election") is made this __ day of _______, 200_, by and between Capital Trust, Inc., a Maryland corporation, and ______________ ("I", "me" or "Director"). Any term herein which begins in initial capital letters shall (unless defined herein) have the meaning defined in the Capital Trust, Inc. Second Amended and Restated 1997 Long-Term Incentive Stock Plan ("Plan").

        WHEREAS, in recognition of my service as a Director, I am entitled to receive an annual retainer in Stock Units pursuant to the Plan;

        WHEREAS, I have the opportunity to defer compensation with respect to these Stock Units; and

        WHEREAS, I understand and agree that this Election shall only be effective with respect to Stock Units granted to me on or after the calendar year in which this election is made; provided, however, that if this Election is made within 30 days of my initial appointment as a Director, this Election shall be effective with respect to all Stock Units made subsequent to the date of this Election;

        NOW THEREFORE, it is mutually agreed as follows:

        I hereby elect to receive my Stock Units upon the occurrence of the following (please check one option):

   |_|  At the earlier of my attaining age ____ or when no longer a director.

   |_|  When no longer a director.

   |_|  On the date of grant.


CAPITAL TRUST, INC.                         DIRECTOR

By:__________________________                __________________________
A duly authorized agent                      Name:
Date:                                        Date: